Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Incorporation
85Four Ltd.	England and Wales

Financial Dynamics GmbH (fka A & B Financial Dynamics gmbh)	Germany

Attenex Corporation	Washington

FD Media and Investor Relations Pty Ltd. (fka Beachhead Media and Investor Relations (Proprietary) Limited)	S. Africa

Blueprint Partners SA	Belgium

Brewer Consulting Limited	England And Wales

Compass Lexecon LLC (fka Lexecon, LLC) (fka LI Acquisition Company, LLC)	Maryland

Competition Policy Associates, Inc.	District of Columbia

FCN Holdings CV	Netherlands

FD (Beijing) Consulting Co., Ltd.	Beijing

FD Australia Holdings Pty Ltd	Victoria, Australia

FD Gulf Limited (fka FD Dubai Limited)	England and Wales

FD India Limited	England and Wales

FD International Ltd.	England and Wales

FD MWA Holdings Inc.	Delaware

FD Russia Limited	England and Wales

FD Singapore PTE Ltd.	Singapore

FD Third Person Pty Limited (fkaThird Person Communications Pty Limited)	New South Wales

FD US Communications, Inc.	New York

FDFTI Mexico S DE RL DE CV	Mexico

Financial Dynamics Asia Ltd.	Hong Kong

Financial Dynamics Ireland Ltd.	Ireland

Financial Dynamics Ltd.	England and Wales

Financial Dynamics S.A.S.	France

FTI Cambio LLC	Maryland

FTI Capital Advisors, LLC (fka FTI Merger & Acquisition Advisors, LLC)	Maryland

FTI Consulting B.V. (fka Irharo B.V.)	Netherlands

FTI Consulting Canada Inc. (fka Watson, Edgar, Bishop, Meakin & Aquirre Inc.)	British Columbia

FTI Consulting Canada LLC	Maryland

FTI Consulting Canada ULC	British Columbia

FTI Consulting Colombia S.A.S.	Colombia

FTI Consulting Deutschland GmbH	Germany

FTI Consulting Deutschland Holding GmbH.	Germany

FTI Consulting International Limited	BVI

FTI Consulting Limited (UK — fka Carmill Limited)	England and Wales

FTI Consulting LLC	Maryland

FTI Consulting Panama, SDAD. LTDA.	Panama

FTI Consulting S.ar.L.	Luxembourg

FTI Consulting Spain, S.R. L.	Spain

FTI Consulting SRL (fka FTI Consulting S.A.)	Argentina

FTI Consulting, Inc.	Maryland

FTI CXO Acquisition LLC	Maryland

FTI Economic Consulting ULC	British Columbia

FTI Financial Services Limited (fka Hoodwell Limited)	England and Wales

FTI Forensic Accounting Limited (fka Forensic Accounting Partners Limited)	England and Wales

FTI France	France

FTI General Partner LLC	Maryland

FTI Holder Consultoria LTDA (fka FTI Holder Consultoria S.A.) (fka Arbok Holdings S.A.)	Brazil

FTI Hosting LLC	Maryland

FTI International LLC (fka FTI FD LLC)	Maryland

FTI Investigations, LLC	Maryland

FTI Ringtail (AUST) PTY LTD (fka: FTI Australia Pty Ltd.)	Australia

FTI SMG LLC (fka FTI SMC Acquisition LLC)	Maryland

FTI Technology LLC (FKA FTI Repository Services, LLC )	Maryland

FTI UK Holdings Limited	England and Wales

FTI US LLC	Maryland

FTI, LLC	Maryland

G3 Consulting Limited	United Kingdom

FD Gravitas Ltda. (fka Gravitas Comunicaciones Estrategicos Limitada)	Colombia

Gravitas Panama S.A.	Panama

International Risk (Singapore) Pte Ltd.	Singapore

International Risk Limited	Hong Kong

IRL (Holdings) Limited	British Virgin Is.

K Capital Source Limited	Ireland

FD Third Person Perth Pty Limited (fka Kudos Consultants Pty Limited)	Australia

FD Public Affairs Limited (fka LLM Communications Limited)	England and Wales

Orion Technology Comercio e Servicos LTDA	Brazil

FD Sante Limited	England and Wales

Tecnologia Servicos e Comércio de Equipamentos de Informática, LTDA	Brazil

The Lost City Esttates S.A.	Panama

Thompson Market Services (Shanghai) Co. Ltd	PRC

Thompson Market Services Limited	Hong Kong